UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2006

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, Capital One Financial Corporation (“Capital One” or the “Company”) entered into a $4.2 billion syndicated bridge loan facility arranged by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the “Facility”).

This Facility is available to Capital One to finance, on an interim basis, up to $4.2 billion of the cash consideration payable to shareholders of North Fork Bancorporation, Inc. (“North Fork”) in connection with the Agreement and Plan of Merger by and between North Fork and Capital One dated as of March 12, 2006 (the “Acquisition”).

The Facility is available until May 7, 2007 and borrowings under the Facility will mature on the earlier of 364 days from the date of borrowing, or December 1, 2007. In addition, the Facility size will automatically decrease by the amount of proceeds received by the Company from the issuance of securities intended to fund the cash consideration of the Acquisition.

As required, the Company will file a copy of the agreement as an exhibit to its Form 10-Q for the fiscal quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital One Financial Corporation

Date May 12, 2006
	By:	/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary